UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2003

MATRITECH, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-12128	04-2985132
(Commission File Number)	(IRS Employer Identification No.)

330 NEVADA STREET, NEWTON, MASSACHUSETTS (Address of principal executive offices)	02460 USA (Zip Code)

Registrant’s telephone number, including area code:
(617) 928-0820

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBITS
EX-4.1 SECURITIES PURCHASE AGREEMENT
EX-4.2 REGISTRATION RIGHTS AGREEMENT
EX-4.3 COMMON STOCK PURCHASE WARRANT
EX-99.1 PRESS RELEASE DATED 10-15-03

ITEM 5.  OTHER EVENTS.

On October 15, 2003, the Registrant closed a private placement of 3,593,893 shares of its common stock and accompanying warrants (the “Investor Warrants”) exercisable for an aggregate of 1,257,861 shares of the Registrant’s common stock at an exercise price of $2.45 per share. The aggregate purchase price for the common stock and the Investor Warrants sold in this transaction (the “Private Placement”) was approximately $6,001,800.

The Registrant also issued warrants to placement agents in connection with the Private Placement (the “Placement Agent Warrants”) exercisable for 568,035 shares of Registrant’s common stock. The Placement Agent Warrants are immediately exercisable over a five-year term for shares of common stock at the following exercise prices: 61,377 warrant shares have an exercise price of $1.67 per share; 359,389 warrant shares have an exercise price of $1.84 per share; 21,482 warrant shares have an exercise price of $2.45 per share; and 125,786 warrant shares have an exercise price of $2.70 per share.

The Private Placement triggered the anti-dilution provisions in the Registrant’s 7.5% Convertible Debentures due March 31, 2006 (the “Convertible Debentures”) and in the stock purchase warrants (the “March 2003 Warrants”) issued in connection with the Convertible Debentures financing. As a result, the Convertible Debentures are now convertible into an additional 713,012 shares of the Registrant’s common stock, and the March 2003 Warrants may now be exercised at an exercise price of $1.67.

The Registrant received net proceeds of approximately $5.2 million after deducting the estimated expenses and commission in connection with the Private Placement, including a cash payment of approximately $743,500 to placement agents. Matritech intends to use the net proceeds from this private placement for increasing its marketing and sales efforts and for ongoing in vitro diagnostic development, clinical trials, working capital, capital expenditures and general corporate purposes.

The Registrant has agreed to file a registration statement with the Securities and Exchange Commission covering the resale from time to time of the shares of the Common Stock issued in the Private Placement and upon exercise of the Investor Warrants and Placement Agent Warrants.

A copy of the Securities Purchase Agreement is attached hereto as Exhibit 4.01, a copy of the Registration Rights Agreement is attached hereto as Exhibit 4.02 and a copy of the Form of Warrant is attached hereto as Exhibit 4.03 and a copy of the press release issued by the Registrant dated October 15, 2003 with respect to the Private Placement is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated herein by reference. The description of each of the foregoing documents contained in this Current Report on Form 8-K is qualified in its entirety by reference to such documents.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

4.1	Securities Purchase Agreement dated October 15, 2003 between Matritech, Inc. and the Purchasers

4.2	Registration Rights Agreement dated October 15, 2003 between Matritech, Inc. and the Purchasers

4.3	Form of Stock Purchase Warrant to Purchase Shares of Common Stock

99.1	Press release of Matritech, Inc. dated October 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: October 15, 2003	By: /s/ Stephen D. Chubb Name: Stephen D. Chubb Title: Chief Executive Officer

EXHIBITS

4.1	Securities Purchase Agreement dated October 15, 2003 between Matritech, Inc. and the Purchasers

4.2	Registration Rights Agreement dated October 15, 2003 between Matritech, Inc. and the Purchasers

4.3	Form of Stock Purchase Warrant to Purchase Shares of Common Stock

99.1	Press release of Matritech, Inc. dated October 15, 2003